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                                  Exhibit 4.3

                           COMMERCIAL METALS COMPANY

                           1986 STOCK INCENTIVE PLAN


1.       Purpose.

         The 1986 Stock Incentive Plan (the "Plan") is intended to provide a means of attracting and retaining in the service of Commercial Metals Company and its participating subsidiaries (collectively, the "Company") key employees of ability and potential, to encourage such persons to exert their best efforts on behalf of the Company and to identify their interests more closely with those of the stockholders. It is intended that these purposes will be effected through the granting of awards ("Awards"), which may be in the form of stock options intended to qualify ("Incentive Stock Options") under Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), stock options which are not intended to so qualify ("Non-qualified Stock Options"), Stock Appreciation Rights, or Performance Awards.


2.       Administration.

         The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall consist of at least three members of the Board who are not eligible, nor have been eligible for at least one year prior to commencing service on the Committee, to receive options or other stock awards under any Company stock plan.

         The Committee shall have full power and authority to select the employees to be granted Awards hereunder at such time, in such amounts, and upon such terms and conditions as the Committee may prescribe provided that a maximum number of 50,000 shares may be subject to Awards granted by the Committee to any individual employee during a single fiscal year of the Company. All Awards granted hereunder shall be evidenced by written agreements (which need not be identical). The Committee shall have full power and authority to interpret and construe the Plan and to establish and amend general rules and regulations for the administration of the Plan. The Committee's interpretation and construction of the Plan shall be conclusive and binding upon all persons. Administrative costs in connection with the Plan shall be paid by the Company.


3.       Participation.

         Full-time salaried employees, including employees who are directors, of the Company shall be eligible for selection to receive Awards hereunder.


4.       Shareholder Approval and Effective Date.

         Subject to subsequent approval by the stockholders of the Company, this Plan shall become effective as of November 24, 1986; provided, however, that if the stockholders shall not approve the Plan at the first Annual Meeting of Stockholders thereafter, the Plan shall not be effective, and any Awards made prior thereto shall be null and void or shall, if necessary, be deemed to have been fully rescinded. Subject to its termination pursuant to Section 11, the Plan shall remain in effect until all Awards granted hereunder shall have been exercised, earned, or distributed, or shall have expired or have been canceled; provided, however, that no Awards hereunder shall be granted after November 23, 1996.
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5.       Shares Subject to the Plan.

         Subject to adjustment pursuant to Section 9, the total number of shares of common stock of the Company, $5.00 par value ("Common Stock"), with respect to which Awards may be granted hereunder shall not exceed 2,972,221.

         Should any stock option granted under this Plan expire or terminate unexercised, in whole or in part, or any Performance Award be forfeited as the result of an employee's termination of employment, the shares of Common Stock formerly subject to such Award shall again be available for grant under the Plan. Shares granted or issued hereunder may be authorized but unissued Common Stock or shares reacquired by the Company and held in its treasury, as may from time to time be determined by the Board.


6.       Stock Options and Stock Appreciation Rights.

         (a) Stock Options. All stock options granted hereunder shall have the following terms and conditions:

                 (1) Option Price. The option price for each shall be not less than its fair market value as determined in accordance with subsection 10(a) hereof on the effective date of the grant. If an employee owns or is deemed to own (by reason of the attributable rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or of any parent or subsidiary corporation of the Company) and an Incentive Stock Option is granted to such employee, the option price for each share (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share of Common Stock on the date such Incentive Stock Option is granted.

                 (2) Exercise of Stock Options. The Committee, in its sole discretion, shall prescribe in each written agreement the time or times at which a stock option shall be exercisable, in full or in part; provided, however, that no Incentive Stock Option shall be exercisable during the first twelve months of its term; and, provided further, that the Committee, in its discretion, may accelerate the time at which any stock option shall become exercisable.

                 (3) Exercise Procedures. A stock option shall be exercised by delivery of written notice of exercise to the Secretary of the Company and payment of the full option price of the shares for which the option is being exercised. The option price may be paid:

                          (i) in cash or be check payable to the order of the Company, or

                          (ii) through the delivery of shares of Common Stock owned by the employee, with an aggregate fair market value as determined in accordance with subsection 10(a) hereof, on the date of exercise equal to the option price, or

                          (iii)   by a combination of (i) and (ii) above.

         The Committee may impose such limitations and prohibitions on the use of shares of Common Stock to exercise a stock option as it deems appropriate.

                 (4) Period of Options. The Committee shall prescribe in each written agreement the period during which a stock option may be exercised; provided, however, that no stock option shall be granted for a period of longer than ten years. However, if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined





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         voting power of all classes of stock of the Company (or any parent or subsidiary corporation of the Company) and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

                 (5) Special Rules for Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422A of the Code as in effect at the time of grant (and as thereafter amended with respect to pre-amendment Incentive Stock Option grants), the aggregate fair market value of the shares of Common Stock, determined as of the time the stock option is granted, for which any employee may be granted Incentive Stock Options under the Plan or any other plan of the Company in any calendar year, shall not exceed $100,000 (or such other individual employee grant limit as may be in effect under the Code at the time the Incentive Stock Option is granted), plus any unused limit carry-over, as computed in accordance with Section 422A(c)(4) of the Code. To the extent required by the Code for Incentive Stock Options granted after December 31, 1986, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422A(b)(7) of the Code, as amended.

                 (6) Sequential Exercise. Any Incentive Stock Option granted prior to January 1, 1987, shall provide that it is not exercisable while there is outstanding (within the means of Section 422A(c)(7) of the Code) any Incentive Stock Option to purchase stock in the Company (or any parent, subsidiary, or predecessor corporation) which was granted to such optionee under the Plan or any other plan before the granting of the Incentive Stock Option proposed to be exercised.

         (b) Stock Appreciation Rights. Concurrently with the granting of any stock option hereunder, or at any time prior to the exercise, termination, or expiration of any Non-qualified Stock Option, the Committee may grant Stock Appreciation Rights relating to such stock option upon such terms and conditions as it may prescribe, including, but not limited to, stipulating that Stock Appreciation Rights shall be exercisable only by an optionee subject to the restrictions of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act").

         All Stock Appreciation Rights granted hereunder shall have the following terms and conditions:

                 (1) Exercise. Stock Appreciation Rights shall entitle an optionee to receive an amount of cash or a number of shares of Common Stock determined and payable as provided in subsection 6(b)(2) hereof. Stock Appreciation Rights shall have the same expiration date, and at any given time shall be exercisable to the same extent, as the related stock option. An optionee electing to exercise Stock Appreciation Rights shall give written notice of such election to the Secretary of the Company. As soon as practicable after receipt of such notice, the Company shall pay or deliver to the optionee the cash or shares of Common Stock to which the optionee is entitled. Notwithstanding any other provision hereof, no Stock Appreciation Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event the optionee dies or becomes disabled prior to the expiration of such six-month period.

                 (2) Amount of Cash or Number of Shares. The amount of cash or the number of shares which shall be payable upon the exercise of Stock Appreciation Rights shall be determined by multiplying (i) that portion, as elected by the optionee, of the total number of shares which the optionee is entitled to purchase as of the date of exercise under the related stock option, by (ii) the amount, if any, by which the fair market value of a share of Common Stock on the date of exercise as determined in accordance with subsection 10(a) hereof, exceeds the option price per share under the related stock option on the date of exercise. The Committee, in its sole discretion, shall determine the form in which payment shall be made upon the exercise of Stock Appreciation Rights, whether in cash, or shares of Common Stock, or a combination thereof; provided, however that no





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         fractional shares shall be issued in payment of Stock Appreciation
         Rights.

                 (3) Effect of Exercise. The exercise of Stock Appreciation Rights shall automatically reduce the number of shares subject to the related stock option on a share-for-share basis. Shares related to exercised Stock Appreciation Rights shall not be available for the grant of further Awards under the Plan.

                 (4) Expiration and Termination. In the event a stock option expires or is terminated for any reason, the related Stock Appreciation Rights shall simultaneously expire or terminate.

                 (5) Conditions of Exercise. Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on exercise of Stock Appreciation Rights (including without limitation, the right of the Committee to limit the time of exercise periods) as may be required to satisfy the requirements of Rule 16b-3 (or any similar or successor rule) under the 1934 Act.

         (c) Termination of Employment. In the event an optionee shall cease to be employed by the Company, such stock option and any related Stock Appreciation Rights shall be immediately terminated except that:

                 (1) Death. In the event of death while employed, all outstanding stock options and any related Stock Appreciation Rights shall become immediately exercisable (except as limited by subsection 6(a)(5) of this Plan with respect to Incentive Stock Options) and the estate of the deceased may exercise any outstanding stock options and any related Stock Appreciation Rights for a period of one year thereafter or until expiration of the option term (if sooner);

                 (2) Disability. In the event of termination of employment as the result of a total and permanent disability, all outstanding stock options and any related Stock Appreciation Rights shall become immediately exercisable (except as limited by subsection 6(a)(5) of this Plan with respect to Incentive Stock Options) and an optionee may exercise any outstanding stock options and any related Stock Appreciation Rights for a period of one year thereafter or until expiration of the option term (if sooner); or

                 (3) Retirement. In the event of termination of service of the optionee with the Company solely due to retirement at normal retirement age or permitted early retirement as established by the Committee (and not due to discharge for cause even if occurring after attainment of retirement age), the service of the optionee with the Company shall, for the purpose of this Plan, be deemed as not having been terminated and the optionee may exercise any outstanding stock options or any related Stock Appreciation Rights in accordance with the terms of the agreement granting the stock option or Stock Appreciation Rights.

         Notwithstanding the foregoing provisions of this subparagraph, if an optionee holds Incentive Stock Options at termination of employment, the optionee may not exercise such Incentive Stock Options and any related Stock Appreciation Rights later than 90 days after such termination of employment or after expiration of the option term (if sooner).



7.       Performance Awards.

         Performance Awards consisting of shares of Common Stock may be made from time to time by the Committee to employees eligible to participate in the Plan. Performance Awards shall be contingent on the achievement over a period of not less than one year (the "Performance Period") of such corporation, division,





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subsidiary, group or other objectives as shall be established by the Committee, at or as near as practicable to, the beginning of a Performance Period. Such objectives may be revised by the Committee from time to time during a Performance Period to reflect significant unforeseen events or changes in circumstances.

         A Performance Award shall be forfeited if the employee does not remain continuously in the employ of the Company at all times during the applicable Performance Period. However, the Committee, at the time of a Performance Award or at any time thereafter, may, in its sole discretion, waive any event of forfeiture in the event of termination of employment of the employee by reason of retirement at normal retirement age or permitted early retirement as established by the Committee (and not due to discharge for cause even if occurring after attainment of retirement age), or by reason of death, total and permanent disability, or otherwise.

         Following the end of a Performance period, an employee holding a Performance Award, or such employee's estate, shall be entitled to receive shares of Common Stock based on the fair market value of the Common Stock on the payment date and corresponding to the level of achievement of the objectives for such Performance Period as determined by the Committee. The Committee may make Common Stock issued pursuant to the Performance Award subject to forfeiture, in whole or in part, upon the termination of employment during a specified period of time, as determined by the Committee.


8.       Change of Control.

         The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in the Section 8:

                 (a) In the event of a "Change of Control" as defined in paragraph (b)(1) of this Section 8, unless otherwise determined by the Committee or the Board in writing at or after grant but prior to the occurrence of such Change of Control;

                          (1) any Stock Appreciation Rights outstanding for at least 6 months and any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;


                          (2) the restrictions and deferral limitations applicable to any Performance Award under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

                          (3) the value of all outstanding Stock Options, Stock Appreciation Rights, and Performance Awards, shall, to the extent determined by the Committee at or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in paragraph (b)(6) of this Section 8) as of the date the Change of Control occurs, or such other date as the Committee may determine prior to the Change of Control.

                 (b)      Definitions.

                          (1) "Change in Control" means the occurrence of any one or more of the following events:

                                  (i)      any Person (defined below) becomes
                          the Beneficial Owner (defined below) of securities of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or

                                  (ii)     the shareholders of the Company
                          approve the sale or other disposal





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                          of all or substantially all of the assets of the
                          Company (including a plan of liquidation or dissolution) or the merger or consolidation of the Company with or into another corporation, in accordance with the requirements of the Certificate of Incorporation of the Company and applicable law; or

                                  (iii) as a result of or in connection with any tender offer, exchange offer, merger or other business combination, sale of assets or contested election of directors, or any combination of the foregoing, the individuals who are directors of the Company just prior to such event shall cease to constitute the majority of the Company's Board of Directors.

                          (2) A "Person" means any individual, firm, corporation, partnership, trust or other entity. Two or more Persons who agree to act together for the purpose of acquiring, holding, voting, or disposing of securities of the Company shall be deemed a "Person." Excluded from the definition of "Person" are the Company and any subsidiaries of the Company, whether individually or in any combination.

                          (3)     A Person is a "Beneficial Owner" of
                 securities of the Company if such Person or any of such Person's Affiliates (defined below) or Associates (defined below) has or shares, directly or indirectly, through any contract, arrangement understanding or otherwise, the power to vote or direct the voting of securities of the Company or the power to dispose or direct the disposition of securities of the Company. a Person shall be the Beneficial Owner of securities of the Company that such Person or any of such Person's Affiliates or Associates has the right to become the Beneficial Owner of (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

                          (4) An "Affiliate" of a specified person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                          (5) An "Associate" of a specified Person is (i) any corporation or organization (other than the Company or any subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Company or any subsidiary of the Company.

                          (6) "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Tape, or paid or offered in any transaction related to a potential or actual change of control of the company at any time during the preceding sixty day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash-out such options.

                 (c) No payment shall be made under this Section 8 which, when aggregated with other payments made to the employee, would, as determined by such person(s) as the Committee shall irrevocably designate at or prior to a Change of Control, result in an excess payment for which the





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         Company (or, where applicable, a subsidiary, a parent corporation or an affiliate) would not receive a Federal income tax deduction by reason of Section 280G of the Code.


9. Adjustments. If at any time while the Plan is in effect or unexercised Awards are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

                 (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan, to the end that same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

                 (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each Award previously granted, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate exercise price.

         Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Awards granted under the Plan.

         Without limiting the generality of the foregoing, the presence of outstanding Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities or preferred or preference stock which would rank above the shares of Common Stock subject to outstanding Awards; (4) the dissolution or liquidation of the Company (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise, provided further, again without limiting the generality of the foregoing, in the event of the complete sale or dissolution of the Company by reason of liquidation, merger, sale, reorganization, or other similar event, the Board, in its sole discretion, may give written notice to the optionees that any Awards granted pursuant to this Plan and remaining unexercised shall be deemed canceled at the time the event in question occurs and the optionees shall be entitled to purchase during the thirty (30) day period preceding the effective date of such event all of the shares of Common Stock subject to such Awards, without regard to or limitation by any other provisions of this Plan; and provided further, again without limiting the generality of the foregoing, that the Plan shall terminate upon the substitution of another plan for the Plan or the assumption of the Plan by a corporation other than the Company, provided that any shareholder approval required with respect to such substitution or assumption is given within the time limits prescribed therefore.


10.      Miscellaneous Provisions.

         The following provisions shall apply hereunder:

                 (a) Fair Market Value. Fair market value of the Common Stock for purposes of the Plan





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         shall equal the mean of the highest and lowest prices of one share of the Common Stock on the New York Stock Exchange - Consolidated Tape, or such reporting services as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

                 (b) No Right to Continue Employment. Nothing in the Plan or in any Award confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time.

                 (c) Stockholder's Rights. The holder of a stock option, Stock Appreciation Right or Performance Award shall have none of the rights or privileges of a stockholder except with respect to shares which have been issued. No Award granted hereunder may be sold, transferred, pledged or disposed of otherwise than by will or the laws of descent and distribution. A stock option or Stock Appreciation Right may be exercised during the employee's lifetime only by the employee to whom granted.

                 (d) Tax Requirements. The Company shall have the right to deduct from all amounts hereunder paid in cash, any Federal, state or local taxes required by law to be withheld with respect to such cash payments. The employee receiving shares issued upon exercise of any stock option or Stock Appreciation Right or in payment of a Performance Award shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the employee of fair market value equal to the required withholding payment, or any combination thereof.

                 (e) Government Regulations. Notwithstanding any of the provisions hereof, or of any written agreements evidencing Awards granted hereunder, the obligation of the Company to sell and deliver shares shall be subject to all applicable laws, rules and regulations and to such approvals by any government agencies or national securities exchanges as may be required. The employee shall agree not to exercise any stock option or Stock Appreciation Right granted hereunder, and that the Company shall not be obligated to issue any shares, if the exercise thereof or if the issuance of shares shall constitute a violation by the employee or the Company of any provision of any law or regulation of any governmental authority.

                 (f) Benefit Plan Computations. Any benefits received or amounts paid to an employee with respect to any Award granted under the Plan shall not affect the level of benefits provided to or received by any employee, or the employee's estate or beneficiary, pursuant to any employee benefit plan of the Company.


11.      Suspension, Termination or Amendment of the Plan.

         The Board of Directors may, insofar as permitted by law, from time to time, suspend or terminate the Plan or amend the Plan in any respect; provided, however, that without the approval of the stockholders, or except as to adjustments provided for in Section 9 hereof, no such amendment shall increase the number of shares which may be granted under the Plan; change the class of eligible employees, or materially increase benefits accruing to employees under the Plan; and provided, further, that no such amendment shall, without an employee's consent, adversely affect the employee's rights with respect to any outstanding Award.





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